                                IMAX CORPORATION

                                  Exhibit 99.1


                                 [IMAX LOGO(R)]


IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com



IMAX CORPORATION REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

HIGHLIGHTS

- Company reports earnings from operations of $6.1 million, up 8% from the third quarter of 2004, and net earnings of $0.05 per diluted share, in line with guidance.

- Company reaches agreement for 12 new IMAX(R) theatre systems in the third quarter, the fifth consecutive quarter of double-digit signings, bringing the nine-month total to 37, more than the number of signings for all of 2004.

- Summer box office bucks the industry trend, as IMAX digitally re-mastered versions of Batman Begins and Charlie and the Chocolate Factory together gross nearly $30 million, leading into the Company's two highly anticipated Holiday releases.

- Next year's film slate is now nearly complete, with five releases including three IMAX(R) 3D films and digitally re-mastered versions of Superman Returns and Poseidon, announced this morning.

TORONTO - November 3, 2005 - IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today reported net earnings of $0.05 per diluted share for the quarter ended September 30, 2005. This is in line with the Company's guided range of between $0.04 and $0.07 per diluted share, and compares to net earnings of $0.05 per diluted share reported for the three months ended September 30, 2004. Earnings from operations increased 8% to $6.1 million for the third quarter of 2005.

The Company signed agreements for twelve IMAX(R) theatre systems during the three months ended September 30, 2005, the fifth consecutive quarter of double-digit signings. For the nine months ended September 30, IMAX has already signed deals for 37 theatre systems, eclipsing the total number of signings for all of 2004, 2003 or any other full year since 1999. Six of the third quarter's signings were for IMAX MPX(R) theatre systems, as commercial exhibitors world-wide continue to embrace the Company's multiplex-designed product. This brings the total number of MPX deals through September 30, 2005 to 57, more than double the number through September 30, 2004.



                                     Page 4
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"With the foundation for our commercial strategy firmly in place, our business momentum continues to accelerate, as evidenced by our fifth straight quarter of double-digit signings and record-breaking summer film performances," said IMAX Co-Chief Executive Officers Richard L. Gelfond and Bradley J. Wechsler. "We believe we are well positioned to ultimately bring The IMAX Experience(R) to hundreds of multiplexes around the world, and we have only just begun to tap into this enormous growth opportunity."

The September quarter's signings include: a three-theatre agreement with a commercial operator in Israel; two theatres in Mexico, which represent IMAX's 19th and 20th signings in that country; agreements for IMAX theatres to be installed in commercial complexes in Salt Lake City, Utah and outside of Dallas, Texas; deals to bring the first IMAX theatre to Brazil and to Argentina; and an agreement with the largest commercial exhibitor in Ufa, Russia, one of four Russian cities where IMAX theatres are set to debut next year.

Audiences flocked to theatres for The IMAX Experience this summer, as the Company's two IMAX DMR(R) film releases grossed nearly $30 million in three months. During the quarter, Warner Bros. Pictures' Batman Begins: The IMAX Experience set a new box office record for a 2D DMR release, and has grossed close to $16 million to date. On its heels, Warner Bros. Pictures' Charlie and the Chocolate Factory: The IMAX Experience set a three-day opening record, grossing over $2 million from July 15th through July 17th, and has now grossed nearly $14 million. In September, together with Tom Hanks' Playtone Productions, IMAX released the next in its series of celebrated space films, Magnificent
Desolation: Walking on the Moon 3D. The IMAX 3D film, which invites movie-goers to join the twelve brave astronauts that have walked on the moon, opened to broad critical praise. The film will have played in approximately 120 theatres, the widest ever for an IMAX release, when distribution shifts toward IMAX's institutional network later this month.

"IMAX's summer films were a huge audience draw, keeping IMAX theatres packed for months," continued Messrs. Gelfond and Wechsler. "While the industry continued to struggle with box office declines, our box office was up significantly, highlighting The IMAX Experience's ability to pull movie-goers back into theatres and Warner Bros.' experience in marketing this new release window."

On November 18th, IMAX will release Harry Potter and the Goblet of Fire: The IMAX Experience, the fourth installment of the immensely popular series and the second Harry Potter film to be digitally re-mastered in IMAX's format. The film, which has already begun to sell out shows across the IMAX theatre network several weeks in advance, will open on approximately 70 domestic IMAX screens, up from 49 screens for Harry Potter and the Prisoner of Azkaban: The IMAX Experience, which grossed over $200,000 per IMAX screen in 2004. Later this month, IMAX will re-release last year's run-away hit The Polar Express: The IMAX 3D Experience, timed to the marketing of the DVD release of the Warner Bros. Pictures' holiday film.

The Company's 2006 film portfolio is filling in rapidly, with five films already confirmed for next year. Today, IMAX announced that two of next year's big Hollywood blockbusters will be digitally re-mastered for release in IMAX's format simultaneous with the conventional domestic release next summer. In May,
Poseidon: The IMAX Experience, an update on the 1972 classic tale of a capsized ocean liner, will crash into IMAX theatres world-wide. On its heels, Superman
Returns: The IMAX Experience, takes flight as the superhero makes his much anticipated, first feature film appearance in nearly two decades.

In 2006, the Company's slate of 3D films is expected to be its best ever, with three IMAX 3D releases already confirmed. In August, along with Playtone Productions, Warner Bros. Pictures and DNA Productions, IMAX will release The Ant Bully: An IMAX 3D Experience. The CGI animated film from the director of the 2001 hit Jimmy Neutron: Boy Genius is based on the beloved children's book of the same name. In November, IMAX and Warner Bros' Pictures will release Happy
Feet: An IMAX 3D Experience, a CGI animated musical-comedy about a special Emperor penguin from the director that delighted audiences by bringing Babe the pig to life. In addition, following the success of 2004's NASCAR 3D: The IMAX Experience, IMAX and Warner Bros. Pictures have again partnered on an original 3D production, Deep Sea 3D, for release in March.

"IMAX 3D is the most powerful and immersive 3D movie experience on the planet. In response to strong audience appetite, we are excited to present two of next year's biggest family event films on the world's biggest screens, in IMAX's unrivalled 3D format. Our film slate visibility is excellent, with five films locked in for 2006 release, versus just two at this time last year," concluded Messrs. Gelfond and Wechsler.

For the three months ended September 30, 2005, the Company's total revenues were $33.4 million, as compared to $31.8 million reported for the prior year period. Systems revenue was $20.2 million versus $21.3 million in the prior year period. The Company recognized revenue on six theatre systems which qualified as either sales or sales-type leases in the third quarters of both 2005 and 2004. In addition, the Company installed two theatre systems that qualified as operating leases, as part of the Company's joint venture arrangement with AMC Theatres, as compared to nil in the third quarter of 2004.

For the third quarter of 2005, film revenues were $8.0 million, as compared to $6.1 million in the third quarter of 2004. This included IMAX DMR revenues of $3.0 million, an increase of 31% from the third quarter of 2004. Theatre operations revenue increased to $4.3 million in the third quarter of 2005 from $3.7 million in the third quarter of 2004, due to an increase in average ticket price and overall attendance. Other revenue was $0.8 million in the third quarters of 2005 and 2004. The Company ended the September quarter with $34.3 million in cash and short term investments as compared to $20.7 million at the end of September 2004.

The Company reported net earnings of $0.05 per diluted share for the third quarter of 2005 and the third quarter of 2004. Earnings from continuing operations were $0.04 per diluted share in the third quarters of 2005 and 2004.

The Company will host a conference call to discuss these results at 8:30 AM ET. To access the call interested parties should call (913) 981-5540 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 8469154.




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



ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX 3D, and IMAX DMR technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of September 30, 2005, there were 261 IMAX theatres operating in more than 38 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(TM), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

                                       ###


For additional information please contact:


MEDIA:                                      ANALYSTS:
IMAX CORPORATION, New York                  IMAX CORPORATION, New York
Romi Schutzer                               Cheryl Cramer
212-821-0144                                212-821-0121
rschutzer@imax.com                          ccramer@imax.com


ENTERTAINMENT MEDIA:                        BUSINESS MEDIA:
Newman & Company, Los Angeles               Sloane & Company, New York
Al Newman                                   Whit Clay
310-278-1560                                212-446-1864
asn@newman-co.com                           wclay@sloanepr.com


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                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)



                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                              -----------------------------   ----------------------------
                                                                   2005            2004            2005           2004
                                                              -------------   -------------   -------------  -------------

REVENUE
IMAX systems                                                  $      20,236   $      21,309   $      62,657  $      57,811
Films                                                                 8,047           6,076          18,295         17,166
Theater operations                                                    4,311           3,689          12,325         11,203
Other                                                                   780             753           2,343          2,276
                                                              -------------   -------------   -------------  -------------
                                                                     33,374          31,827          95,620         88,456
COSTS OF GOODS AND SERVICES                                          17,600          17,356          47,832         47,014
                                                              -------------   -------------   -------------  -------------
GROSS MARGIN                                                         15,774          14,471          47,788         41,442

Selling, general and administrative expenses                          8,966           7,587          29,021         24,541
Research and development                                                890           1,019           2,429          3,034
Amortization of intangibles                                             164             240             481            545
Receivable provisions, net of (recoveries)                             (310)              2            (468)          (965)
                                                              -------------   -------------   -------------  -------------
EARNINGS FROM OPERATIONS                                              6,064           5,623          16,325         14,287

Interest income                                                         243             439             741            664
Interest expense                                                     (4,185)         (4,378)        (12,584)       (12,566)
Loss on retirement of notes                                              --              --              --           (784)
                                                              -------------   -------------   -------------  -------------
NET EARNINGS FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                                       2,122           1,684           4,482          1,601
Recovery of (provision for) income taxes                               (202)            (84)           (681)           255
                                                              -------------   -------------   -------------  -------------
NET EARNINGS FROM CONTINUING OPERATIONS                               1,920           1,600           3,801          1,856
Net earnings from discontinued operations                               360             200             786            600
                                                              -------------   -------------   -------------  -------------
NET EARNINGS                                                  $       2,280   $       1,800   $       4,587  $       2,456
                                                              =============   =============   =============  =============

EARNINGS PER SHARE:
Earnings per share - basic:
  Net earnings from continuing operations                     $         0.05  $         0.04  $         0.10 $         0.05
  Net earnings from discontinued operations                   $         0.01  $         0.01  $         0.02 $         0.01
                                                              --------------  --------------  -------------- --------------
  Net earnings                                                $         0.06  $         0.05  $         0.12 $         0.06
                                                              ==============  ==============  ============== ==============

Earnings per share - diluted:
  Net earnings from continuing operations                     $         0.04  $         0.04  $         0.09 $         0.05
  Net earnings from discontinued operations                   $         0.01  $         0.01  $         0.02 $         0.01
                                                              --------------  --------------  -------------- --------------
  Net earnings                                                $         0.05  $         0.05  $         0.11 $         0.06
                                                              ==============  ==============  ============== ==============

Weighted average number of shares outstanding (000's):
     Basic                                                            40,025          39,316          39,800         39,310
     Diluted                                                          42,218          39,892          42,026         39,711


Additional disclosure:


Depreciation and amortization 1                                        4,241           3,980          11,490         10,537


(1) Includes $0.3 million and $0.9 million in amortization of deferred financing costs charged to interest expense for the three and nine months ended September 30, 2005 (2004 - $0.3 million, $0.9 million)


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


                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)



                                                                                    SEPTEMBER 30,
                                                                                         2005          DECEMBER 31,
                                                                                     (UNAUDITED)          2004
                                                                                  ----------------   ---------------
ASSETS
Cash and cash equivalents                                                         $         22,052   $        28,964
Short-term investments                                                                      12,232                --
Accounts receivable, net of allowance for doubtful accounts of $7,198
  (2004 - $8,390)                                                                           21,378            19,899
Financing receivables                                                                       61,189            59,492
Inventories                                                                                 31,665            29,001
Prepaid expenses                                                                             5,121             2,279
Film assets                                                                                  2,832               871
Fixed assets                                                                                28,258            28,712
Other assets                                                                                12,080            13,377
Deferred income taxes                                                                        6,470             6,171
Goodwill                                                                                    39,027            39,027
Other intangible assets                                                                      2,991             3,060
                                                                                  ----------------   ---------------
   Total assets                                                                   $        245,295   $       230,853
                                                                                  ================   ===============

LIABILITIES
Accounts payable                                                                  $          6,821   $         5,827
Accrued liabilities                                                                         55,574            56,897
Deferred revenue                                                                            57,246            50,505
Senior Notes due 2010                                                                      160,000           160,000
                                                                                  ----------------   ---------------
   Total liabilities                                                                       279,641           273,229
                                                                                  ----------------   ---------------


SHAREHOLDERS' EQUITY (DEFICIT)
Capital stock - Common shares - no par value. Authorized -
  unlimited number. Issued and outstanding - 40,128,659 (2004 - 39,446,964)                121,260           116,281
Other equity                                                                                 1,691             3,227
Deficit                                                                                   (156,358)         (160,945)
Accumulated other comprehensive income (loss)                                                 (939)             (939)
                                                                                  ----------------   ---------------
   Total shareholders' deficit                                                             (34,346)          (42,376)
                                                                                  ----------------   ---------------
   Total liabilities and shareholders' equity (deficit)                           $        245,295   $       230,853
                                                                                  ================   ===============

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